As Filed With the Securities and Exchange Commission on March 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

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ALLIENT INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation or Organization)	84-0518115 (I.R.S. Employer Identification No.)

495 Commerce Drive

Amherst, New York 14228

(716) 242-8634

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________

James Michaud, Chief Financial Officer

Allient Inc.

495 Commerce Drive

Amherst, New York 14228

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael C. Donlon, Esq.

Bond, Schoeneck & King, PLLC

200 Delaware Avenue, Suite 900

Buffalo, New York 14202

(716) 416-7000

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Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is used to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, please check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

ALLIENT INC.

Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants

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We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus. The preferred stock, depositary shares, debt securities and warrants may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. We will provide the specific terms of these securities in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also add to, supplement, update, clarify or amend information, including information about us, contained in this prospectus. This prospectus may also be used to offer and sell our securities for the account of persons other than us (“selling security holders”).

We or any selling security holders may offer and sell our securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis. If we or any selling security holders use any agents, underwriters or dealers to sell our securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of our securities and the net proceeds we and any selling security holders expect to receive from the sale of such securities will also be set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of any securities by any selling security holders.

Our common stock is listed on the Nasdaq Global Market under the symbol “ALNT.” We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange, if applicable.

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Investing in our securities involves risks. Before buying our securities, you should carefully read and consider the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus and in any accompanying prospectus supplement from our filings made with the Securities and Exchange Commission. See the section entitled “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is March 30, 2026

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS1

WHERE YOU CAN FIND MORE INFORMATION1

INCORPORATION BY REFERENCE2

FORWARD-LOOKING STATEMENTS2

ABOUT THE COMPANY3

RISK FACTORS3

USE OF PROCEEDS4

SELLING SECURITY HOLDERS4

DESCRIPTION OF CAPITAL STOCK4

DESCRIPTION OF OTHER SECURITIES6

FORM OF SECURITIES6

PLAN OF DISTRIBUTION8

EXPERTS8

LEGAL MATTERS8

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC”, as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933, or the “Securities Act”. Under this shelf registration process, we or any selling security holders to be named in a prospectus supplement may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that will be determined at the time of the offering.

This prospectus only provides you with a general description of the securities we or any selling security holder may offer. Each time we or any selling security holder sell securities pursuant to this prospectus, we will provide one or more prospectus supplements that will contain the specific terms of such securities and specific information about the terms of the offering. The prospectus supplements may also add to, supplement, update, clarify or amend information, including information about us, contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplements, you should rely on the information in the applicable prospectus supplements. Therefore, before making your investment decision, you should carefully read this prospectus, including any applicable prospectus supplements and any applicable free writing prospectus, together with the additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you any information other than that contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. You should not assume that the information contained in or incorporated by reference in, this prospectus or any prospectus supplement or free writing prospectus is accurate as of any date other than their respective dates, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

The automatic shelf registration statement of which this prospectus is a part, including the exhibits to the automatic shelf registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add to, supplement, update, clarify or amend the information contained in this prospectus by means of a post-effective amendment to the automatic shelf registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The automatic shelf registration statement, including the exhibits to the automatic shelf registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

Except where the context requires otherwise, in this prospectus the terms “Allient,” “we,” “us,” and “our” refer to Allient Inc., a Colorado corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

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We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. Copies of certain information filed by us with the SEC are also available on our website at http://www.allient.com. Our website is not a part of this prospectus or any prospectus supplement and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC and applicable law allows us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus.

The information incorporated by reference is considered to be a part of this prospectus and information in documents that we file later with the SEC will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. We incorporate by reference the specific documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been “furnished” and not filed in accordance with SEC rules:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025;
●	The description of the our common stock contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including any subsequent amendment or report filed for the purpose of updating that description.

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus or any prospectus supplement shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed information that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute part of this prospectus or any prospectus supplement.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing to us at the following address: Allient Inc., Corporate Secretary, 495 Commerce Drive, Amherst, NY 14228, Attn: Corporate Secretary or via telephone at (716) 242-8634.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain certain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995, and we intend that such forward-looking statements be subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus except for historical information may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as

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“may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our businesses, or other characterizations of future events or circumstances are forward-looking statements.

Cautionary statements setting forth important factors that could cause actual results to differ materially from those forward-looking statements are discussed in our Annual Report on Form 10-K for the year ended December 31, 2025, which in incorporated herein by reference, and also may be discussed in a prospectus supplement hereto or our future SEC filings that are incorporated by reference.

In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and readers are cautioned not to place undue reliance on such forward-looking information. Except as may be required by law, we disclaim any intent to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ABOUT THE COMPANY

Allient is a global company that designs, manufactures and sells precision and specialty controlled motion components and systems used in a broad range of industries. Our target markets include Industrial, Vehicle, Medical and Aerospace & Defense. We are headquartered in Amherst, NY, and have global production operations and sell to markets across the United States, Canada, South America, Europe and Asia-Pacific. We are known worldwide for our expertise in electro-magnetic, mechanical and electronic motion technology. We sell component and integrated controlled motion solutions to end customers and OEMs through our own direct sales force and authorized manufacturers’ representatives and distributors. Our products and solutions include nano precision positioning systems, servo control systems, motion controllers, digital servo amplifiers and drives, brushless servo, torque, and coreless motors, brush motors, integrated motor-drives, gear motors, gearing, incremental and absolute optical encoders, active (electronic) and passive (magnetic) filters for power quality and harmonic issues, Industrial safety rated input/output Modules, Universal Industrial Communications Gateways, light-weighting technologies, and other controlled motion-related products.

Our common stock is listed on the Nasdaq Global Market (“Nasdaq”) under the symbol “ALNT”.

Our executive offices are located at 495 Commerce Drive, Amherst, NY 14228, and our telephone number is (716) 242-8634. We also maintain an internet site at www.allient.com. Our website and the information contained therein or connected thereto that shall not be deemed to be incorporated by reference herein or in the accompanying prospectus supplement, and you should not rely on any such information in making an investment decision.

RISK FACTORS

Investing in our securities involves significant risks and uncertainties. Before making an investment decision you should carefully consider the risk factors included or incorporated by reference in any prospectus supplement hereto, the risk factors incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in the other reports and documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation by Reference.”

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We could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us or a particular offering in the future.

USE OF PROCEEDS

Unless otherwise specified in the prospectus supplement in connection with a particular offering, we will use the net proceeds from the sale of the securities for general corporate purposes, which may include one or more of the following:

●	potential future acquisitions of companies and/or technologies;
●	capital expenditures;
●	debt service and retirement; and
●	general working capital.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay some or all of the expenses incurred with respect to the registration of securities owned by selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling security holder.

DESCRIPTION OF CAPITAL STOCK

General

The following is a summary of the terms of our capital stock and certain provisions of our amended and restated articles of incorporation (the “Articles of Incorporation”) and amended and restated bylaws (the “Bylaws”) as they are currently in effect. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed with the SEC.

Our authorized capital stock consists of 55,000,000 shares, of which: 50,000,000 shares are designated as common stock, no par value per share and 5,000,000 shares are designated as preferred stock, with a par value of $1.00 per share.

Common Stock

All issued and outstanding shares of our common stock have been duly authorized, validly issued, fully paid and non-assessable. All authorized but unissued shares of our common stock are available for issuance by our board of directors without any further stockholder action, except as required by the listing standards of the Nasdaq Global Market.

The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Holders of common stock do not have cumulative voting rights in

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the election of directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefor as well as any distributions to the stockholders. In the event of a liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of our common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock.

Our common stock is listed on Nasdaq under the symbol “ALNT”. The transfer agent and registrar for the common stock is Equiniti Trust Company, LLC.

Preferred Stock

Pursuant to our Articles of Incorporation, our board of directors has the authority, without further action by the stockholders, to issue from time to time up to 5,000,000 shares of preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges, and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock, or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of the common stock.

Certain Provisions of Our Articles of Incorporation and Bylaws and Colorado Law

Certain provisions of our Articles of Incorporation and our Bylaws could make our acquisition by a third party, a change in our incumbent directors, or a similar change of control more difficult. These provisions, which are summarized below, may discourage certain types of takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. These provisions of our Articles of Incorporation and Bylaws may also be significant because they define certain of the aspects of our corporate governance.

Election of Directors. Our Bylaws provide that the board of directors may increase the size of our board and designate the directors to fill the vacancies.

No Cumulative Voting. Our Articles of Incorporation provide that no shareholder is permitted to cumulate its votes in the election of directors.

Advance Notice Bylaws. Our Bylaws require a shareholder seeking to nominate a candidate for election as director or to propose other business at a meeting of shareholders to provide us notice of the proposed candidate or business within a specified period in advance of the meeting.

Undesignated Preferred Stock. As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.

Limitations on Liability. Our Articles of Incorporation provide that no person who is or was a director will be personally liable to us or to our shareholders for monetary damages for breach of fiduciary duty as a director, so long as such director acted in good faith, subject to certain exceptions under the Colorado Business Corporation Act.

We have also obtained directors’ and officers’ liability insurance. This policy insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances. The existence of such limitation on liability, indemnification and insurance may impede a

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change of control of us to the extent that a hostile acquirer seeks to litigate its contest for control with our directors and officers.

DESCRIPTION OF OTHER SECURITIES

We may issue and any selling security holders may offer, from time to time, in one or more offerings, any combination of the following securities:

●	shares of common stock;
●	shares of preferred stock;
●	depositary shares;
●	debt securities; and
●	warrants.

With the exception of our common stock, any such securities may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours.

We or the selling security holders will set forth in the applicable prospectus supplement and/or free writing prospectus a description of the securities that may be offered by this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us or the selling stockholders will be contained in the prospectus supplement, and other offering material, relating to such offer.

FORM OF SECURITIES

Each share of preferred stock, debt security and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the preferred stock, debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker-dealer, bank, trust company or other representative, as we explain more fully below.

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Global Securities

We may issue the registered preferred stock, depositary shares, debt securities and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable certificate of designation, indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable certificate of designation, indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable certificate of designation, indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to preferred stock, depositary shares or warrants, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the

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case may be, as the registered owner of the registered global security. None of Allient, any trustee, any warrant agent, transfer agent or any other agent of Allient or such trustee, warrant agent, transfer agent or other agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest, dividends or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Beneficial owners of securities generally will not receive certificates representing their ownership interests in the securities. However, if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary. In addition, we may at any time determine that the securities of any series shall no longer be represented by a global security and will issue securities in definitive form in exchange for such global security pursuant to the procedure described above.

PLAN OF DISTRIBUTION

We or any selling security holders may offer and sell these securities to or through one or more underwriters, in “at-the market” offerings (as defined in Rule 415 promulgated under the Securities Act) to or through market makers or into an existing market for the securities, to dealers and agents, directly to purchasers, on a continuous or delayed basis, through a combination of any of these methods of sale or through any other methods described in a prospectus supplement. We will provide the specific plan of distribution for any securities to be offered in an accompanying prospectus supplement.

EXPERTS

The financial statements of Allient Inc. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this Prospectus, and the effectiveness of Allient Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered under this prospectus, will be passed upon for us by Bond, Schoeneck & King, PLLC, Buffalo, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

An estimate of the various expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors And Officers

Section 7-108-402 of the Colorado Business Corporation Act (“CBCA”) provides, generally, that the articles of incorporation of a Colorado corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 7-108-403 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Such provision may not eliminate or limit the liability of a director for any act or omission occurring prior to the date on which such provision becomes effective. Our articles of incorporation provide eliminating a director’s liability, except to the extent such exemption from liability is not permitted by the statute.

Section 7-109-103 of the CBCA provides that a Colorado corporation must indemnify a person (i) who is or was a director of the corporation or an individual who, while serving as a director of the corporation, is or was serving at the corporation’s request as a director, officer, partner, trustee, employee or fiduciary or agent of another corporation or other entity or of any employee benefit plan (a “Director”) or officer of the corporation and (ii) who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal (a “Proceeding”), in which he was a party, against reasonable expenses incurred by him in connection with the Proceeding, unless such indemnity is limited by the corporation’s articles of incorporation. Our articles of incorporation do not contain any such limitation, and provide that we must indemnify such persons satisfying the standards under this provision of the CBCA.

Section 7-109-102 of the CBCA provides, generally, that a Colorado corporation may indemnify a person made a party to a Proceeding because the person is or was a Director against any obligation incurred with respect to a Proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the Proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person’s conduct was in the corporation’s best interests and, in all other cases, his conduct was at least not opposed to the corporation’s best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. A corporation may not indemnify a Director in connection with any Proceeding by or in the right of the corporation in which the Director was adjudged liable to the corporation or, in connection with any other Proceeding charging the Director derived an improper personal benefit, whether or not involving actions in an official capacity, in which Proceeding the Director was judged liable on the basis that he derived an improper personal benefit. Any indemnification permitted in connection with a Proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such Proceeding. Our bylaws require us to indemnify such individuals in the circumstances permitted by the statute.

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Under Section 7-109-107 of the CBCA, unless otherwise provided in the articles of incorporation, a Colorado corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a Director and may indemnify such a person who is not a Director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. Our bylaws require us to indemnify and advance expenses to any officer of the Company or any of its subsidiaries and any general manager of any division of the Company who is not a Director to the maximum extent permitted by the statute consistent with public policy, and may indemnify and advance expenses to any other officer, employee or agent of the Company who is not a Director to any extent permitted by the statute consistent with public policy as determined by the Board of Directors.

We have also entered into indemnification agreements with our directors and certain officers to indemnify them and to advance expenses to the fullest extent permitted by law. In addition, the agreement provides that no claim or cause of action may be asserted by us against such director after the date the director ceases to be a director or after one year. We have also agreed to maintain directors’ and officers’ liability insurance, subject to certain limitations.

The above discussion of our articles of incorporation, bylaws, the CBCA and the indemnification agreements is only a summary and is qualified in its entirety by the full text of each of the foregoing.

Item 16. Exhibits

The following exhibits are included herein or incorporated by reference:

Exhibit Number	Description
1.1	Form of Underwriting Agreement*
4.1	Form of Certificate of Designation for Preferred Stock of the Company*
4.2	Form of Depositary Agreement*
4.3	Form of Indenture*
4.4	Form of Debt Security*
4.5	Form of Warrant Agreement*
5.1	Opinion of Bond, Schoeneck & King, PLLC
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Bond, Schoeneck & King, PLLC (included in legal opinion filed as Exhibit 5.1)
24	Power of Attorney (included on signature page)
25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, for the Debt Securities**
107	Filing Fee Table

*	To be filed by amendment or as an exhibit to a document to be incorporated herein by reference.
**	To be filed, if necessary, separately under electronic form type “305B2” in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings

(a)The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

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(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(l)(i), (ii) and (iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the Registration Statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

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(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)The undersigned registrant hereby undertakes that:

(1)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture

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Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amherst, New York, on March 30, 2026.

ALLIENT INC.

By	/s/ James Michaud
James Michaud
Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Richard S. Warzala and James Michaud his true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto each attorney-in-fact and agent, full power and authority to do and perform each such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Powers of Attorney have been signed by the following persons in the capacities and as of March 30, 2026.

/s/
Signature	Title

/s/ Richard S. Warzala	President, Chief Executive Officer and Chairman of the Board
Richard S. Warzala

/s/ James Michaud	Chief Financial Officer
James Michaud

/s/ Robert B. Engel	Director
Robert B. Engel

/s/ Richard D. Federico	Director
Richard D. Federico

/s/ Steven C. Finch	Director
Steven C. Finch

/s/ Nicole R. Tzetzo	Director
Nicole R. Tzetzo

/s/ Michael R. Winter	Director
Michael R. Winter

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